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                                                                 Exhibit 10(b)

                                 CABOT CORPORATION
                       KEY EMPLOYEE SEVERANCE PROTECTION PLAN

          WHEREAS, the Board of Directors (the "Board") of Cabot Corporation, a Delaware corporation (the "Company"), recognizes that the threat of an unsolicited takeover or other change in control of the Company may occur which can result in significant distractions of its key personnel because of the uncertainties inherent in such a situation; and

          WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to be able to retain the services of its key personnel in the event of a threat of a change in control of the Company, and following any change in control, to ensure their continued dedication and efforts in any such event without undue concern for their personal financial and employment security.

          NOW, THEREFORE, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                                  ARTICLE I

                            ESTABLISHMENT OF PLAN

          As of the Effective Date, the Company hereby establishes the Cabot Corporation Key Employee Severance Protection Plan (the "Plan") as set forth in this document.

                                     ARTICLE II

                                    DEFINITIONS

          As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

          2.1 "Accrued Compensation" means an amount which shall include all amounts earned, accrued or otherwise payable to a Participant as of the Participant's Termination Date but not paid as of such Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Participant on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, and (iv) bonuses and incentive compensation.

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          2.2  "Affiliate" means, with respect to any person or entity, any entity, directly or indirectly, controlled by, controlling or under common control with such person or entity.

          2.3 "Base Salary" means a Participant's annualized base salary (including any portion that the Participant may have elected to defer), calculated at the greater of the rate in effect (i) immediately prior to a Change in Control or (ii) as of the Participant's Termination Date.

          2.4  "Board" means the Board of Directors of Cabot Corporation.

          2.5 "Bonus Amount" means an amount equal to the greater of (A) Participant's target bonus amount (including any portion that the Participant may have elected to defer), if any, under all Short-Term Incentive Plans for the fiscal year in which the Change in Control occurs or the fiscal year in which the Participant's Termination Date occurs, whichever is greater or (B) the highest bonus amount paid or payable to the Participant (including any portion that the Participant may have elected to defer) under all Short-Term Incentive Plans in respect of any of the three fiscal years preceding the fiscal year in which the Change in Control occurs.

          2.6 "Cause" means (a) the willful and continued refusal by the Participant to perform substantially his or her reasonably assigned duties with the Company (other than any such failure resulting from his or her physical or mental incapacity or any such actual or anticipated failure after the issuance of a Notice of Termination by the Participant for Good Reason) after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties, or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition (i) no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company and (ii) good faith errors in judgment by the Participant shall not constitute Cause or be considered in any determination of whether Cause exists.

          2.7  "Change in Control" means:

               (a) An acquisition of any voting securities of the Company (the "Voting Securities") by any "Person" as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the

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Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition (i) by an employee benefit plan (or a trust forming a part thereof) maintained (A) by the Company or (B) by any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) by the Company or its Subsidiaries or (iii) directly from the Company (A) by an underwriter in connection with an underwritten public offering or private placement, (B) of non-voting convertible debt or non-voting convertible preferred stock, in either case, until converted into Voting Securities or (C) by a Person who, in connection with such acquisition, enters into a standstill agreement with Company with a duration of at least two years and pursuant to which such Person agrees to vote the acquired securities on any matter either at the direction of the Board or in the same proportion as the Company's other stockholders vote on the matter; provided, however, that the expiration of the standstill agreement shall constitute an acquisition of the Voting Securities then Beneficially Owned by such Person.

               (b) During any period of two years or less beginning on or after January 1, 1998, individuals who at the beginning of such period are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (d) of this definition) was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office through either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (c) At any duly conducted election of directors at a special or annual meeting of stockholders of the Company, (a) two (2) or more nominees who are both: (i) nominees of, and endorsed by, the Company and (ii) not employees of the Company or any Affiliate of the Company at the time of such election are not elected to serve as directors, and (b) any person not a nominee of, and endorsed by, the Company is elected to serve as a director of the Company.

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               (d)  Approval by stockholders of the Company of:

                    (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                         (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                         (B)  the individuals who were members of the
                     Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                         (C) no Person other than (i) the Company, (ii) any Subsidiary, or (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, acquires Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                    (ii) A complete liquidation or dissolution of the Company; or

                    (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the percentage of shares

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Beneficially Owned by the Subject Person, provided that if a Change in
Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          Notwithstanding anything to the contrary contained herein, if the employment of a Participant is terminated (i) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise in connection with, or in anticipation of, a Change in Control which actually occurs, then for purposes of this Plan the date of a Change in Control with respect to that Participant shall be deemed to be the date immediately prior to the Participant's Termination Date.

          2.8  "Company" means Cabot Corporation, a Delaware corporation.

          2.9 "Compensation Committee" means the Compensation Committee of the Board as such committee may be constituted from time to time.

          2.10 "Disability" shall occur if, as a result of a Participant's physical or mental incapacity due to illness, accident or otherwise, a Participant shall be unable to perform his or her duties with the Company.

          2.11 "Effective Date" means the date the Plan is approved by the Board or such other date as the Board shall designate in its resolution approving the Plan.

          2.12 "EIP" means the Cabot Corporation 1996 Equity Incentive Plan and any subsequently adopted plan which has been approved by the stockholders of the Company and which provides equity-based incentives to key employees of the Company; provided, however, that no subsequently adopted plan which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, shall be included in this definition.

          2.13 "Eligible Employee" means, as of any date, each employee of the Company or any Affiliate (i) who has been granted, within one year prior to such date, an award under an EIP; (ii) who, at the time such employee was offered employment with the Company or Affiliate, was provided written notice from the Company to the effect he or she will be considered for participation in an EIP, provided that the duration of such eligibility under this clause
(ii) shall be only from the employee's date of hire or notice (whichever occurs later) until the next annual grant of awards under an EIP; or (iii) who has been designated as an Eligible Employee by the Compensation Committee.

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          2.14 "Excluded Termination" has the meaning ascribed to it in
Section 4.1(b).

          2.15 "Good Reason" means the occurrence after a Change in Control of any of the following events or conditions:

               (a) the assignment to the Participant of any duties inconsistent with the position with the Company that the Participant held immediately prior to the Change in Control, or a substantial adverse alteration in the nature or status of the Participant's responsibilities from those in effect immediately prior to the Change in Control;

               (b) a reduction in the Participant's annual base salary below the greater of the rate in effect (i) as of the date of the Change in Control or (ii) on any date following the Change in Control;

               (c) the relocation of the offices of the Company or Operating Unit at which the Participant is principally employed to a location more than twenty-five (25) miles from the location of such offices immediately prior to the Change in Control, or the Company's requiring the Participant to be based anywhere other than such offices, except to the extent the Participant was not previously assigned to a principal location and except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations at the time of the Change in Control;

               (d) the failure by the Company to pay to the Participant any portion of the Participant's current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company in which the Participant participated, within seven (7) days of the date such compensation is due;

               (e) the failure by the Company to continue in effect any material compensation or benefit plan in which the Participant participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan providing compensation and benefits not materially less favorable than those provided to the Participant immediately prior to the Change in Control) has been made with respect to such plan, or the failure by the Company to continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other Participants, as existed immediately prior to the Change in Control;

               (f) the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under

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any pension, life insurance or death benefit, medical, health and accident, or disability plan in which the Participant participated immediately prior to the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled by reason of agreement or understanding with the Company or on the basis of years of service with the Company in accordance with the normal vacation policy of the Company in effect immediately prior to the Change in Control;

               (g) the failure of the Company to obtain a satisfactory agreement from any successor, enforceable by the Participant, to assume and agree to honor and perform the Company's obligations under this Plan; or

               (h) any purported termination of the Participant's employment by the Company which is not effected pursuant to the requirements of Article V.

          2.16 "Operating Unit" means any subsidiary, division, or other business unit of the Company or any Affiliate.

          2.17 "Participant" means an Eligible Employee who meets the eligibility requirements of Article III.

          2.18 "Plan" means the Cabot Corporation Key Employee Severance Protection Plan.

          2.19 "Pro-Rata Bonus" means, with respect to the fiscal year in which a Participant's Termination Date occurs, an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days that have elapsed in such fiscal year through the Termination Date and the denominator of which is 365.

          2.20 "Short-Term Incentive Plan" means any bonus or incentive compensation plan, policy, program or other arrangement pursuant to which awards payable in cash are made to a Participant in respect of an award period of one year or less.

          2.21 "Severance Benefit" means the benefit payable in accordance with Article IV of the Plan.

          2.22 "Termination Date" means the date of termination of a Participant's employment as set forth in Article V.

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                                    ARTICLE III

                                    ELIGIBILITY

          3.1 Participation. For purposes of this Plan (i) each individual who is an Eligible Employee as of the Effective Date shall automatically be a Participant under this Plan as of the Effective Date, without further action and (ii) each individual who becomes an Eligible Employee after the Effective Date shall simultaneously become a Participant under this Plan as of the date he or she becomes an Eligible Employee, without further action.

          3.2 Duration of Participation. Any individual who is a Participant as of the occurrence of a Change in Control shall continue as a Participant until the date on which the Participant has received the entire amount of the Severance Benefit, if any, payable to such Participant under the Plan. Any individual who, after becoming a Participant but before the occurrence of a Change in Control, (i) ceases to be an Eligible Employee (including ceasing to be an Eligible Employee by reason of an Excluded Termination) or (ii) is removed from participation in the Plan by action of the Compensation Committee shall cease to be a Participant under the Plan one year from the date such individual ceases to be an Eligible Employee in accordance with clause (i) of this sentence, or is removed from participation in the Plan in accordance with clause (ii) of this sentence, as the case may be.

                                     ARTICLE IV

                                 SEVERANCE BENEFITS

          4.1  Right to Severance Benefit.

               (a) A Participant shall be entitled to receive from the Company a Severance Benefit in the amount provided in Section 4.2 if (i) a Change in Control has occurred and (ii) within the three (3) year period commencing on the date of the Change in Control, the Participant's employment with the Company and its Affiliates terminates for any reason other than (A) Cause, (B) Disability, (C) the Participant's death, (D) a termination initiated by the Participant without Good Reason or (E) an Excluded Termination.

               (b) Sale of Business or Assets. If, following a Change in Control, a Participant's employment with the Company and its Affiliates is terminated in connection with the sale, divestiture or other disposition of any Operating Unit (or part thereof), such termination shall not be a termination of employment of the Participant for purposes of the Plan and the Participant shall not be entitled to a Severance Benefit as a result of such termination of employment, provided that (i) the Participant is offered

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employment by the Operating Unit or the acquiror of such Operating Unit (or part thereof), as appropriate, on terms and conditions that would not constitute "Good Reason" as defined in Section 2.15 (substituting the Operating Unit or acquiror for the Company, as appropriate) and (ii) the Company obtains an agreement from such acquiror or the Operating Unit, as appropriate, enforceable by the Participant, to provide severance pay and benefits (A) at least equal to the Severance Benefit and (B) payable upon a termination of the Participant's employment with the acquiror or the Operating Unit, as appropriate, and its Affiliates under the same circumstances as they would have been payable under this Plan substituting the acquiror or the Operating Unit, as appropriate, and its Affiliates for the Company and its Affiliates (such a termination of employment is herein referred to as an "Excluded Termination"). In such circumstances, the Participant shall not be entitled to receive any Severance Benefit under this Plan whether or not the Participant becomes so employed. This provision shall not be construed or interpreted so as to give any Participant an entitlement to any Severance Benefit under any circumstances prior to a Change in Control or in connection with any termination of employment prior to a Change in Control.

          4.2 Amount of Severance Benefit. If a Participant's employment is terminated in circumstances entitling him or her to a Severance Benefit as provided in Section 4.1, such Participant shall be entitled to the following:

               (a) the Company shall pay to the Participant all Accrued Compensation within ten (10) days after the Participant's Termination Date;

               (b) the Company shall pay to the Participant a Pro-Rata Bonus within thirty (30) days after the Participant's Termination Date;

               (c) the Company shall pay to the Participant, as severance pay and in lieu of any further salary for periods subsequent to the Participant's Termination Date, in a single payment (without any discount for accelerated payment, but subject to applicable withholding taxes) within thirty (30) days after the Participant's Termination Date, an amount in cash equal to one (1) times the sum of (A) the Participant's Base Salary and (B) the Participant's Bonus Amount;

               (d) for the one (1) year period commencing on the Participant's Termination Date (the "Continuation Period"), the Company shall at its expense (and without contribution by the Participant) continue on behalf of the Participant and his or her dependents and beneficiaries (i) medical, health, dental and prescription drug benefits, (ii) long-term disability coverage and (iii) life insurance and other death benefits coverage. The coverages and benefits (including deductibles, if any) provided under this Section 4.2(d) during the Continuation Period shall be no less favorable to the Participant and his or her beneficiaries than the most favorable of such coverages and benefits provided the Participant and his or her dependents during the 90-day period immediately

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preceding the Change in Control or as of any date following the Change in
Control but preceding the Participant's Termination Date. The obligation under this Section 4.2(d) with respect to the foregoing benefits shall be limited if the Participant obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce or eliminate the coverage and benefits it is required to provide the Participant hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Participant than the coverages and benefits required to be provided hereunder. Any period during which benefits are continued pursuant to this Section 4.2(d) shall be considered to be in satisfaction of the Company's obligation to provide "continuation coverage" pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, and the period of coverage required under said Section 4980B shall be reduced by the period during which benefits were provided pursuant to this Section 4.2(d); and

               (e) the Company shall pay or reimburse the Participant for the costs, fees and expenses of outplacement assistance services (not to exceed fifteen percent (15%) of the Participant's Base Salary) provided by an outplacement agency selected by the Participant.

          4.3 Mitigation. The Participant shall not be required to mitigate the amount of any payment or benefit provided for in this Plan by seeking other employment or otherwise and no such payment or benefit shall be offset or reduced by the amount of any compensation or benefits provided to the Participant in any subsequent employment, except to the extent provided in
Section 4.2(d).

          4.4 Other Benefits; Non-Exclusivity of Rights. Nothing in this Plan shall prevent or limit the Participant's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its Affiliates and for which the Participant may qualify, nor shall anything herein limit or reduce such rights as any Participant may have under any other agreements with the Company or any of its Affiliates; provided, however, that to the extent the Participant may be entitled under any such other plan, program or agreement or pursuant to any applicable law or regulation to benefits of the types enumerated in Section 4.2, the provision of such benefits pursuant to such other plan, program or agreement or in satisfaction of such legal requirement shall count toward the Company's obligation to provide the enumerated benefits pursuant to this Plan, it being the intention of this Plan to provide the enumerated benefits at least at the level specified herein, but not to provide such benefits on a duplicative basis. Without limiting the generality of the foregoing, any benefits provided by the Company to a Participant pursuant to the Company's Senior Management Severance Protection Plan shall count toward the Company's obligations to provide similar benefits to such Participant pursuant to this Plan. Nothing herein shall be deemed to limit, supersede or restrict any rights that any Participant may have to

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accelerated vesting of any right or benefit under change in control provisions of any plan, program, agreement or otherwise.

                                     ARTICLE V

                             TERMINATION OF EMPLOYMENT

          5.1 Termination by Company for Cause. Following a Change of Control, any purported termination by the Company of a Participant's employment for Cause shall be communicated by written notice of termination to the Participant. Written notice of termination to the Participant shall include (i) the specific facts and circumstances which the Company asserts constitute Cause, (ii) the Participant's termination date, which date shall be not less than five (5) business days from the date the written notice of termination is given to the Participant, and (iii) a specific reference to
Section 2.6 and to this Section of the Plan. A copy of this Plan shall be delivered to the Participant with such notice of termination. No facts or circumstances other than those set forth in the written notice of termination given to the Participant by the Company as the facts and circumstances constituting Cause may be relied upon by the Company thereafter as Cause for such termination. Any termination of a Participant's employment by the Company other than in accordance with a written notice of termination as required by this Section 5.1 shall not be a termination for Cause.

          5.2 Termination by Company for Disability. Following a Change in Control, any termination by the Company of a Participant's employment for Disability shall be in accordance with the following procedure. If as a result of Disability, a Participant shall have been absent from the performance of his or her duties with the Company for six (6) consecutive months, and the Participant is unable to return to his or her duties (on the same basis, full-time or part-time, as the case may be, as the Participant was working immediately prior to such absence) even with reasonable accommodations on the part of the Company, the Company may give the Participant written notice of a proposed termination of the Participant's employment for Disability. Such notice shall state that the Participant shall be terminated for Disability unless the Participant returns to the performance of his or her duties by a date stated in such notice, which shall be not less than thirty (30) days after the receipt of such notice by the Participant. Such termination shall be effective as a termination for Disability if, and only if, the Company has made all reasonable accommodations required to permit the Participant to return to work and the Participant has not returned to the performance of his or her duties (on the same basis, full-time or part-time, as the case may be, as the Participant was working immediately prior to such absence) prior to the date therefor stated in such notice, in which case such date shall be the Termination Date.

          5.3 Termination by Participant for Good Reason. Following a Change in Control, a Participant having Good Reason shall have the right to terminate his or her

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employment without prior notice to the Company, and shall not be required to give any notice in order to perfect his or her rights under this Plan upon a termination for Good Reason, except as provided in this Section 5.3. Within thirty (30) days after receipt by the Participant of (a) a written request by the Company for a statement of any facts and circumstances relied upon by the Participant as constituting Good Reason for such termination, which request shall specifically refer to this Section and to Section 2.15, accompanied by
(b) a copy of this Plan, the Participant shall (if the Participant has not already done so) provide the Company with a written statement setting forth in reasonable detail all facts and circumstances relied upon by the Participant as constituting Good Reason for such termination. The Participant shall have the right to amend and supplement such statement (or any statement provided prior to such notice) until thirty (30) days after receipt of such request from the Company; and no facts or circumstances not set forth in such statement, as the same may be amended and supplemented as provided herein, may be relied upon by the Participant thereafter as Good Reason for such termination.

          5.4 Other Terminations. Any termination, other than for Cause, Disability or Good Reason, shall not require any particular procedures.

                                     ARTICLE VI

                          LIMITATION ON SEVERANCE BENEFITS

          6.   Excise Tax Limitation.

               (a) Notwithstanding anything contained in the Plan to the contrary, to the extent that the Severance Benefit provided to a Participant would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Severance Benefit shall be reduced (but not below zero) if and to the extent that a reduction in the Severance Benefit would result in the Participant retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Participant received the entire amount of such Severance Benefit. Unless the Participant shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Severance Benefit, by first reducing or eliminating the portion of the Severance Benefit which is not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined).

               (b) The initial determination of whether the Severance Benefit shall be reduced as provided in Section 6(a) and the amount of such reduction shall be made at the Company's expense by an accounting firm selected by the Company from

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among the six largest accounting firms in the United States (the "Accounting
Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Participant within ten (10) days of the Termination Date. If the Accounting Firm determines that no Excise Tax is payable by the Participant with respect to a Severance Benefit, it shall furnish the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to any such Severance Benefit, and such Determination shall be binding, final and conclusive upon the Company and the Participant. If the Accounting Firm determines that an Excise Tax would be payable, the Participant shall have the right to accept the Determination of the Accounting Firm as to the extent of the reduction, if any, pursuant to Section 6(a), or to have such Determination reviewed by an accounting firm selected by the Participant, at the expense of the Company, in which case the determination of such second accounting firm shall be binding, final and conclusive upon the Company and Participant.

                                 ARTICLE VII

                            SUCCESSORS TO COMPANY

          7.1 Successors.

               (a) This Plan shall be binding upon the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company whether by operation of law or otherwise.

               (b) Neither this Plan nor any right or interest hereunder shall be assignable or transferable by a Participant or his or her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Plan shall inure to the benefit of and be enforceable by a Participant's legal personal representative.

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                                    ARTICLE VIII

                      DURATION, AMENDMENT AND PLAN TERMINATION

          8.1 Duration. This Plan shall continue in effect until terminated in accordance with Section 8.2.

          8.2 Amendment and Termination. Prior to a Change in Control, the Plan may be amended or modified in any respect, and may be terminated, by resolution adopted by two-thirds of the Board; provided, however, that no such amendment, modification or termination, which would adversely affect the benefits or protections hereunder of any individual who is a Participant as of the date such amendment, modification or termination is adopted shall be effective as it relates to such individual unless no Change in Control occurs within one year after such adoption, any such attempted amendment, modification or termination adopted within one year prior to a Change in Control being null and void ab initio as it relates to all individuals who were Participants prior to such adoption; provided, further, however, that the Plan may not be amended, modified or terminated, (i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise in connection with, or in anticipation of, a Change in Control which actually occurs, any such attempted amendment, modification or termination being null and void ab initio. From and after the occurrence of a Change in Control, the Plan (i) may not be amended or modified in any manner that would in any way adversely affect the benefits or protections provided to any individual hereunder and (ii) may not be terminated until the later of (a) the third anniversary of the Change in Control or (b) the date that all Participants who have become entitled to a Severance Benefit hereunder shall have received such payments in full.

          8.3 Form of Amendment. Any amendment or termination of the Plan shall be effected by a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board.

                                     ARTICLE IX

                                   MISCELLANEOUS

          9.1 Legal Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by a Participant as they become due as a result of (a) the Participant's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing in good faith any such termination of employment) or (b) the Participant seeking to obtain or enforce any right or benefit provided by this Plan or by

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

any other plan or arrangement maintained by the Company under which the Participant is or may be entitled to receive benefits upon or following his or her termination of employment; provided, however, that the circumstances set forth in clauses (a) and (b) occurred on or after a Change in Control.

          9.2 Employment Status. This Plan does not constitute a contract of employment or impose on the Company any obligation to retain any Participant as an employee or to change any employment policies of the Company.

          9.3 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.4 Settlement of Claims. The Company's obligation to make the payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Company may have against a Participant or others.

          9.5 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.


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